UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 14, 2008, General Cable Corporation (the “Company”) filed Amendment No. 1 (“Amendment No. 1”) on Form 8-K/A to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 1, 2007 (the “Initial Form 8-K”). Amendment No. 1 included pro forma financial information for the period ended September 28, 2007 in addition to certain financial statements which were permitted to be excluded from the Initial Form 8-K under Item 9.01 of Form 8-K. In the Initial Form 8-K, the Company reported, among other things, the completion on October 31, 2007 of its acquisition of the equity interests in the companies conducting the worldwide wire and cable business of Freeport-McMoRan Copper & Gold Inc.
This Amendment No. 2 (“Amendment No. 2”) to the Initial Form 8-K amends and supplements the Initial Form 8-K to include the unaudited pro forma condensed combined statement of operations for the period ended December 31, 2007, which reflects the combined results of the Company and Phelps Dodge International (“PDIC”) on a pro forma basis as though the companies had been combined as of the beginning of the period. Further, an unaudited pro forma condensed combined balance sheet is not presented as the acquisition was reflected in the consolidated balance sheet as contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
Item 9.01 Financial Statements and Exhibits
     (b) Pro Forma Financial Information
The Company and PDIC Unaudited Pro Forma Combined Condensed Financial Information are being filed herein as Exhibit 99.1.
     (d) Exhibits

99.1	The Company and PDIC Unaudited Pro Forma Combined Condensed Financial Information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: April 16, 2008	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	The Company and PDIC Unaudited Pro Forma Combined Condensed Financial Information.

4